                                                                    EXHIBIT 10.1


                         AGREEMENT TO PURCHASE AND SELL
                                  REAL PROPERTY

                  THIS AGREEMENT ("Agreement") made this 30 day of September, 2001, by and between BLUE RHINO CORPORATION, a Delaware corporation ("Buyer"), and R4 TECHNICAL CENTER - NORTH CAROLINA, LLC, a Delaware limited liability company ("Seller").

                  FOR AND IN CONSIDERATION OF TEN DOLLARS ALONG WITH THE MUTUAL PROMISES SET FORTH HEREIN AND OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, THE PARTIES HERETO AGREE AS
FOLLOWS:

SECTION 1. TERMS AND DEFINITIONS: The terms listed below shall have the respective meaning given them as set forth adjacent to each term.

      (a) "CLOSING" shall occur on or before October 31, 2001, or as further extended by the parties hereto.

      (b) INTENTIONALLY DELETED.

      (c) "INTENDED USE" shall mean the use of the Property for the following purpose: operation of a propane tank filling facility, maintenance and storage facilities, and such other lawful uses as are consistent with the business of Seller and its affiliates.

      (d) "PROPERTY": 1309 Buck Shoals Road, Yadkin County, North Carolina

[X] If this box is checked, "Property" shall mean that property described on Exhibit A attached hereto and incorporated herewith by reference as if fully set forth herein, together with all buildings and improvements thereon and all fixtures and appurtenances thereto and all personal property, if any, itemized on Exhibit A.

      (e) "PURCHASE PRICE" shall mean the sum of Seven Million Five Hundred Ninety-Eight Thousand Eight Hundred Forty-Three and No/100 Dollars ($7,598,843.00), PAYABLE ON THE FOLLOWING TERMS:

            (i) Satisfaction and cancellation of debt owed by Seller to Buyer in the amount of Seven Million One Hundred Ninety-Nine Thousand Two Hundred eight and No/100 Dollars ($7,199,208.00).

            (ii) Delivery of an unsecured purchase money promissory note, said promissory note in the amount of Three Hundred Ninety-Nine Thousand Six Hundred Thirty-Five and No/100 Dollars ($399,635.00), being substantially in the form of Exhibit B, attached hereto and incorporated herein by reference.

            (f) "SELLER'S NOTICE ADDRESS" shall be as follows:

                        R4 Technical Center - North Carolina, LLC
                        100 Cambridge Park Court
                        Winston-Salem, NC  27104
                        Attention:  David Sloan

                        except as same may be changed pursuant to Section 11.

            (g) "BUYER'S NOTICE ADDRESS" shall be as follows:

                        Blue Rhino Corporation
                        100 Cambridge Park Court
                        Winston-Salem, NC  27104
                        Attention:  Mark Castaneda

                        except as same may be changed pursuant to Section 11.

SECTION 2. PAYMENT OF COSTS. Seller shall pay deed stamps and other conveyance fees or taxes, and Buyer shall pay recording costs and costs associated with obtaining a title search and title policy, if any.

SECTION 3. SALE OF PROPERTY. Seller agrees to sell the Property to Buyer for the Purchase Price set forth above.

SECTION 4. PAYMENT OF PURCHASE PRICE. Buyer shall pay the Purchase Price to Seller in accordance with all of the terms and conditions of this Agreement, subject to the following: (i) Seller's satisfaction of all of the terms and conditions set forth in this Agreement, as of the date of Closing; (ii) the accuracy of all representations and warranties made by Seller in this Agreement, as of the date of Closing; and (iii) Buyer's determination, in its sole discretion, to Close.

SECTION 5. TITLE. Seller agrees to convey fee simple marketable title to the Property by general warranty deed, subject only to the exceptions hereinafter described. Seller represents and warrants that Seller is the fee simple owner of the Property, and at Closing, Seller shall deliver to Buyer good and marketable fee simple title to said Property, free and clear of all liens, encumbrances and defects of title other than zoning ordinances affecting the Property, utility easements of record serving the Property, taxes not yet due and payable and road rights-of-way of record.

SECTION 6. CONDITIONS. This Agreement and the rights and obligations of the parties under this Agreement are hereby made expressly conditioned upon fulfillment (or waiver by Buyer) of the following conditions:

            (a) FEE SIMPLE TITLE. At Closing, Seller shall deliver fee simple marketable title of record and in fact to the Property to Buyer by general warranty deed pursuant to the terms and conditions set forth in Section 5 of this Agreement.

            (b) ECONOMIC FEASIBILITY. The Intended Use must be deemed by Buyer, in Buyer's sole discretion and determination, to be an economically feasible project.

            (c) BUYER'S DETERMINATION. Should Buyer, in its sole discretion, determine prior to Closing that Buyer does not desire to purchase the Property for any reason whatsoever, Buyer shall notify Seller in writing, and Buyer shall then have no further obligations in connection with this Agreement.

SECTION 7. ENVIRONMENTAL. Seller represents and warrants that it has no actual knowledge of the presence or disposal within the buildings or on the Property of hazardous or toxic waste or substances, which are defined as those substances, materials, and wastes, including but not limited to, those substances, materials and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances

(40 CFR Part 302) and amendments thereto, or such substances, materials and wastes, which are or become regulated under any applicable local, state or federal law, including, without limitation, any material, waste or substance which is (i) petroleum, (ii) asbestos, (iii) polychlorinatedbiphenyls, (iv) designated as a Hazardous Substance pursuant to Section 331 of the Clean Water Act, 33 U.S.C. Sec. 1251, et. seq. (33 U.S.C. 1321), or listed pursuant to
Section 307 of the Clean Water Act (33 U.S.C. Sec. 1371), (v) defined as a hazardous waste pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. Sec. 6901, et. seq. (42 U.S.C. Sec. 6903) or (vi) defined as a hazardous substance pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sec. 9601, et. seq. (42 U.S.C. 9601). Seller further states that it has no actual knowledge of any contamination of the Property from such substances as may have been disposed of or stored on neighboring tracts, and it has no reason to suspect that such use or disposal has occurred, either during or prior to its ownership of the Property.

SECTION 8. RISK OF LOSS/DAMAGE/REPAIR. Until the Closing, the risk of loss or damage to the Property, except as otherwise provided herein, shall be borne by Seller. In the event the Property is damaged so that the Property cannot be conveyed in substantially the same condition as it was prior to Closing, Buyer may elect to terminate this Agreement by written notice, and neither party shall then have any further obligations in connection with this Agreement.

SECTION 9. INTENDED USE. Seller represents and warrants that, to the best of Seller's knowledge, use of the Property for its Intended Use will not violate any private restrictions or governmental regulations. If Buyer determines, prior to the date of Closing, that use of the Property for its Intended Use will violate any such private restrictions or governmental regulations, then Buyer may terminate the Agreement by written notice, and neither party shall then have any further obligations in connection with this Agreement.

SECTION 10. CLOSING. The Closing shall consist of (i) the execution and delivery by Seller to Buyer of a general warranty deed and other documents customarily executed by a seller in similar transactions, including without limitation, an owner's affidavit, lien waiver form, non-foreign affidavit, Member's Resolution and Bill of Sale and (ii) the payment by Buyer to Seller of the Purchase Price in accordance with the terms of this Agreement. The Closing shall be held at the office of Buyer's attorney or such other place as the parties hereto may mutually agree. Possession shall be delivered at Closing unless otherwise agreed herein.

SECTION 11. NOTICES. Unless otherwise provided herein, all notices and other communications which may be or are required to be given or made by any party to the other in connection herewith shall be in writing and shall be deemed to have been properly given and received on the date delivered in person or deposited in the United States mail, registered or certified, return receipt requested, to the addresses set out in Section l(f) as to Seller and in Section l(g) as to Buyer, or at such other addresses as specified by written notice delivered in accordance herewith.

SECTION 12. ENTIRE AGREEMENT. This Agreement constitutes the sole and entire agreement between the parties hereto with respect to the subject matter hereof and no modification of this Agreement shall be binding unless in writing and signed by both parties hereto.

SECTION 13. ADVERSE INFORMATION AND COMPLIANCE WITH LAWS.

      (a) SELLER KNOWLEDGE. Seller has no knowledge of (i) condemnation(s) affecting or contemplated with respect to the Property; (ii) actions, suits or proceedings pending or threatened against the Property;

(iii) changes contemplated in any applicable laws, ordinances or restrictions affecting the Property; or (iv) governmental special assessments, either pending or confirmed, for sidewalk, paving, water, sewer, or other improvements on or adjoining the Property, and no owners' association special assessments, except as follows: None

(Insert "None" or the identification of such assessments, if any). Seller shall pay all confirmed owners' association assessments and all confirmed governmental assessments, if any, and Buyer shall take title subject to all pending assessments, if any.

      (b) COMPLIANCE. To the best of Seller's knowledge and belief, (i) Seller has complied with all applicable laws, ordinances, regulations, statutes, rules and restrictions pertaining to or affecting the Property; (ii) performance of this Agreement will not result in the breach of, constitute any default under, or result in the imposition of any lien or encumbrance upon the Property under, any agreement or other instrument to which Seller is a party or by which Seller or the Property is bound; and (iii) there are no legal actions, suits or other legal or administrative proceedings pending or threatened against the Property, and Seller is not aware of any facts which might result in any such action, suit or other proceeding.

SECTION 14. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations, warranties, covenants and agreements made by the parties hereto shall survive the Closing and delivery of the deed. Seller shall, at or within six (6) months after the Closing, and without further consideration, execute, acknowledge and deliver to Buyer such other documents and instruments, and take such other action as Buyer may reasonably request or as may be necessary to more effectively transfer to Buyer the Property described herein in accordance with this Agreement.

SECTION 15. APPLICABLE LAW. This Agreement shall be construed under the laws of the state of North Carolina, the state in which the Property is located.

SECTION 16. TAX-DEFERRED EXCHANGE. In the event Buyer or Seller desires to effect a tax-deferred exchange in connection with the conveyance of the Property, Buyer and Seller agree to cooperate in effecting such exchange; provided, however, that the exchanging party shall be responsible for all additional costs associated with such exchange, and provided further, that a non-exchanging party shall not assume any additional liability with respect to such tax-deferred exchange. Seller and Buyer shall execute such additional documents, at no cost to the non-exchanging party, as shall be required to give effect to this provision.

                           [SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on this the day and year first above written.


BUYER:                                   SELLER:

BLUE RHINO CORPORATION                   R4 TECHNICAL CENTER-NORTH CAROLINA, LLC


By:    /s/ Mark Castaneda                 By:    /s/ David Slone
       ------------------------                  -----------------------------
Name:  Mark Castaneda                     Name:  David Sloan
Title: CFO                                Title: President
       ------------------------                  -----------------------------

                                   EXHIBIT "A"

BEGINNING at an existing nail in the Intersection of the centerlines of Buck Shoals Road (SR 1103) and Burgiss Road (SR 1112); thence with the centerline of Buck Shoals Road the following three (3) calls: N 06 degrees 23' 17" W, 334.83 feet to a point; N 00 degrees 47' 46" W, 185.99 feet to a point; and N 03 degrees 40' 07" E, 395.86 feet to a new nail; thence with the southern boundary of Lydall Atlantic, Inc. S 85 degrees 57' 32" E, 633.57 feet to an existing iron pipe; thence continuing with the southern boundary of Lydall Atlantic, Inc. S 42 degrees 35' 09" E, 231.68 feet to a new iron pipe; thence a new line with Millard F. Ashley, Sr. S 00 degrees 20' 28" W, 884.18 feet to a new nail in the centerline of Burgiss Road (SR 1112); thence with the centerline of Burgiss Road the following five (5) calls: N 50 degrees 49' 29" W, 66.94 feet to a point; along a curve to the left having a radius of 331.10 feet, a chord bearing N 66 degrees 48' 28" W, and a chord distance 213.84 feet to a point; N 85 degrees 38' 52" W, 54.28 feet to a point; along a curve to the right having a radius of 1,848.46 feet, a chord bearing N 85 degrees 02' 34" W, and a chord distance
275.43 feet to a point; and N 80 degrees 46' 13" W, 194.54 feet to the point and place of BEGINNING, containing 17.000 Acres more or less.

TOGETHER WITH all personal property, including all machinery and equipment, currently owned by Seller located upon the above described Property.

LESS AND EXCEPT the following described property:

BEGINNING at a nail in the centerline intersection of Burgess Road, N.C.S.R. 1112, (60' Right of Way) and Buck Shoals Road, N.C.S.R. 1103, (60' Right of
Way); thence along Buck Shoals Road, N 00(0) 54' 35" W, 913.89 feet to a nail in the centerline of Buck Shoals Road; thence leaving said road, S 85(0) 57' 32" E,
619.57 feet to a point; thence S 40(0) 02' 28" W, 17.32 feet to a point northeast of the existing water tank in the R4 Technical Center-North Carolina, LLC property recorded in Deed Book 494, Page 0217, in the Yadkin County Register of Deeds, THE POINT AND PLACE OF BEGINNING; thence from the point and place of Beginning, S 04(0) 02' 28" W, 45.00 feet to a point; thence N 85(0) 57' 32" W,
30.00 feet to a point; thence N 04(0) 02' 28" E, 45.00 feet to a point; thence S 85(0) 57' 32" E, 30.00 feet to the point and place of Beginning. Containing 1350 square feet, and being that property that encloses the water tank and adjoining building on the R4 Technical Center-North Carolina, LLC property, along with access to the water tank through the existing driveway.

TOGETHER WITH the right for first right of refusal on the above described Less and Excepted property.

                                   EXHIBIT "B"

                         PURCHASE MONEY PROMISSORY NOTE


                                       7